CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Boyar Value Fund, Inc. and to the use of our report dated February 28, 2012 on the financial statements and financial highlights of Boyar Value Fund, Inc.  Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 24, 2012